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                                                                    EXHIBIT 23.1


                              ACCOUNTANT'S CONSENT



The Board of Trustees
The Troy Savings Bank


We consent to the use in Amendment No. 1 to the Registration Statement
(No. 333-68813) on Form S-1 and in the Application for Conversion on Form 86-AC and in the Notice and Application for Conversion of Troy Financial Corporation of our report dated October 30, 1998, on the Consolidated Financial Statements of The Troy Savings Bank and subsidiaries as of September 30, 1998 and 1997, and for each of the years in the three-year period ended September 30, 1998.

We also consent to the reference to our firm under the heading "Experts" in the related prospectus.



                                            /s/ KPMG LLP
Albany, New York
January 29, 1999